                                                                     EX-99.23.j


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated April 19, 2002 for the Jhaveri Value Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 8 to The Jhaveri Trust's Registration Statement on Form N-1A (file No. 33-89288), including the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Accountants" in the Statement of Additional Information.


/s/McCurdy & Associates
----------------------------
McCurdy & Associates CPA's, Inc.
Westlake, Ohio

May 31, 2002